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                                                                  EXHIBIT 10.19

                                     LEASE

     THIS LEASE is made as of the 30th day of March, 1992, by and between Walter D'Aloisio, 23158 Churches, Southfield, Michigan 48034 as Lessor and Amsco Sterile Recoveries, Inc., a Subsidiary of American Sterilizer Co., 28100 U.S. Highway 19 N., Suite 201, Clearwater, Florida 34621 as Lessee,

     IN CONSIDERATION of the rents to be paid and the mutual covenants, promises and agreements herein set forth, Lessor and Lessee agree as follows:

     Lessor hereby leases unto Lessee premises situated in the City of Westland, County of Wayne, State of Michigan, described as set forth on Exhibit "A" attached hereto and made a part hereof.

     TO HAVE AND TO HOLD for a term of ten (10) years five months* from and after the commencement of the term as hereinafter provided. * First five months are rent free as to base rent.


                                   SECTION 1

                          CONSTRUCTION OF IMPROVEMENTS

     1.01 Lessor agrees, at Lessor's sole cost and expense, to complete certain improvements to the building located on the land described in Exhibit "A" in accordance with Plans enumerated on Exhibit "B", which Plans have been approved by both parties and which are by this reference made a part hereof. No minor change from such specifications which may be necessary during the preparation of the premises for Lessee shall affect, change or invalidate this Lease. See
Section 1.02 of attached Rider.


                                   SECTION 2

                                 TERM OF LEASE

     2.01 The term of this lease shall begin on April 1, 1992, and shall end on September 30, 2002 unless sooner terminated as herein set forth. The term as fixed by this Section 2 shall hereafter be referred to as the "original term".

     2.02 If Lessor shall be unable for any reason to give possession of the premises on the date of the commencement of the term hereof, Lessor shall not be subject to any liability for the failure to give possession on such date but the rent to be paid herein shall not commence until the premises are ready for occupancy by Lessee.* No such failure to give possession on the date of the commencement of the term shall affect the validity of this Lease or the obligations of Lessee hereunder. Permission is given to Lessee to enter into possession of the premises, or to occupy premises other than the leased premises, prior to the date specified as the commencement of the term of this Lease, Lessee covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease. * Notwithstanding anything herein to the contrary, rent payments shall abate until Tenant's improvements are complete and a Certificate of Occupancy from the City of Westland has been issued, but in no event later than September 1, 1992.

     2.03 On the commencement date or within a reasonable time thereafter upon request by Lessor, Lessee shall execute a written instrument confirming the Commencement Date and the date on which the term shall end.


                                   SECTION 3

                                  BASE RENTAL

     3.01 In consideration of the leasing aforesaid, Lessee hereby covenants and agrees to pay Lessor, at such place as Lessor may hereafter from time to time designate in writing, a minimum net rental for the original term of the lease equal in total amount to Six Hundred Eighty Five Thousand One Hundred Forty and 00/00 Dollars ($685,140.00), payable monthly in advance on the first day of each month in equal installments of Four Thousand Seven Hundred Ninety Eight Dollars ($4,798.00) for twelve consecutive months. Receipt of Four Thousand Seven Hundred Ninety Eight Dollars ($4,798.00), representing the September, 1992 rent is hereby acknowledged and beginning September 1, 1993 the rent is Five Thousand Two Hundred Seventy Eight Dollars ($5,278.00) per month payable on the first day of each month for the next 47 consecutive months and beginning September 1, 1998 the rent is Six Thousand Two Hundred Thirty Seven Dollars ($6,237.00) per month payable on the first day of each month for the next 59 consecutive months.

     3.02 Lessor and Lessee intend that the minimum net rental shall be net to Lessor, so that this lease shall yield, net, to Lessor, not less than the minimum net rent specified in Section 3.01 hereof during the term of this lease, and that all costs, expenses and charges of every kind and nature relating to the demised premises which may be attributable to, or become due during the term of this



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lease shall be paid by Lessee and that Lessor shall be indemnified and saved harmless by Lessee from and against the same.


                                   SECTION 4

                        TAXES, ASSESSMENTS AND UTILITIES

     4.01 Lessee agrees to pay as additional rent for the demised premises all taxes and assessments, general and special, and all water rates, and all other governmental impositions which may be levied upon said premises or any part thereof, or upon any building or improvements at any time situated thereon, until the termination of the original term and of any extended term of this lease. All of such taxes, assessments, water rates, and other impositions shall be paid by Lessee before they shall become delinquent. The property taxes and assessments for the first and last year of the original term or any extended term as the case may be, shall be prorated between Lessor and Lessee so that Lessee will be responsible for any such tax or assessments attributable to the period during which Lessee has possession of the premises in the year in which this lease is terminated. The so-called "due-date" method of proration shall be used, it being presumed that taxes and assessments are payable in advance. In the event that during the term of this lease (i) the real property taxes levied or assessed against the real property shall be reduced or eliminated, whether the cause thereof is a judicial determination of unconstitutionality, a change in the nature of the taxes imposed, or otherwise, and (ii) there is levied, assessed or otherwise imposed upon the Lessor, in substitution for all or part of the tax thus reduced or eliminated, a tax (hereinafter called the "Substitute Tax") which imposes a burden upon Lessor by reason of its ownership of the real property, then to the extent of such burdens the Substitute Tax shall be deemed a real estate tax for purposes of this paragraph.

     4.02 Lessee also agrees to pay all charges made against the premises for gas, heat, electricity and all other utilities during the continuance of this lease as the same shall become due.

     4.03 In the event that payment of any or all of the foregoing taxes, assessments and utilities are to be made from an escrowed fund required to be established by Lessor as Mortgagor under the terms of any first mortgage on the demised premises, then Lessor shall so notify Lessee. Lessee shall not be required to directly pay such taxes, assessments and utilities as are paid from such escrowed fund, but shall instead, as additional rent, pay to Lessor on the first (1st) day of each month of the lease term an amount equal to the amount required to be paid by Lessor under the terms of such first mortgage to the escrowed fund on account of such charges. If the actual taxes, assessments and utilities, when due, exceed the total amounts from time to time paid therefor by Lessee, then the Lessee shall, upon demand, pay any deficiency to Lessor.
If such payments by Lessee, over the term of the lease, exceed the amount of taxes, assessments and utilities paid therefrom, such excess shall be refunded by Lessor to Lessee at the expiration of the lease term, or when such excess is refunded by the mortgagee to Lessor, whichever first occurs.


                                   SECTION 5

                                USE OF PREMISES

     5.01 It is understood and agreed between the parties that the premises during the continuance of this lease shall be used and occupied for the operation of a laundry and sterilization facility and related service only and for no other purpose without the prior written consent of Lessor. Lessee agrees that it will not use or permit any person to use the demised premises or any part thereof for any use or purposes in violation of the laws of the United States, the State of Michigan, the ordinances or other regulations of the City of Westland, or of any other lawful authorities. During the original term or any extended term, the Lessee will keep the demised premises and every part thereof and all buildings at any time situated thereon in a clean and wholesome condition and generally will comply with all lawful health and police regulations. All signs and advertising displayed in and about the premises shall be such only as to advertise the business carried on upon the premises and Lessor shall control the location, character and size thereof. No signs shall be displayed except as approved in writing by the Lessor, and no awning shall be installed or used on the exterior of said building unless approved in writing by the Lessor.


                                   SECTION 6

                       LIABILITY INSURANCE AND INDEMNITY

     6.01 At and after the commencement of the original term of the lease, Lessee agrees to defend, indemnify and save Lessor harmless from any liability for damages, including costs and reasonable attorney's fees of Lessor, to any person or property upon the leased premises from any cause whatsoever. Lessee further agrees that it will obtain at or prior to the commencement of the lease term and maintain at all times thereafter until the termination of this lease, for the mutual benefit of Lessor, Lessor's mortgagee, and of Lessee, and naming Lessor and Lessor's mortgagee as insured parties, general public liability insurance including blanket contractual coverage against claims for or


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arising out of personal injury, death or property damage, occurring in, on, or about the demised premises or property in, on, or about the streets, sidewalks or premises adjacent to the demised premises, such insurance to afford protection to the limit at the beginning of the term of not less than Two Million Dollars ($2,000,000.00) with respect to injury or death of a single person, and to the limit of not less than Two Million Dollars ($2,000,000.00) with respect to any one occurrence, and to the limit of not less than Two Million Dollars ($2,000,000.00) with respect to any one occurrence of property damage and thereafter in such changed amounts as the Lessor may reasonably require. Lessee shall furnish evidence suitable to Lessor that such insurance policy or policies are in force at or prior to the commencement of the original term of the lease and shall continue to provide Lessor with such evidence with respect to such policies as are from time to time in force until the termination of this lease. Such policy or policies shall provide for thirty
(30) days' prior written notice to Lessor of cancellation.


                                   SECTION 7

                                    REPAIRS

     7.01 Lessee covenants and agrees at its own expense to keep the building or buildings on the demised premises, including all structural,* electrical, mechanical and plumbing systems, at all times in good appearance and repair except for reasonable and normal wear and tear. Lessee shall also pay all other expenses in connection with the maintenance of the premises including repair and upkeep of grounds, sidewalks, driveways and parking areas in a first-class condition.

          Notwithstanding any other provision of the lease, from and after the Lessee has taken occupancy of the demised premises any repairs, additions or alterations to the building or any of its systems (e.g., plumbing, electrical, mechanical) structural* or non-structural, which are required by any law, statute, ordinance, rule, regulation or governmental authority or insurance carrier, including, without limitation, OSHA, shall be the obligation of the Lessee. Lessor shall assign to Lessee the benefit of all guarantees and warranties covering the building and its systems. * Lessee shall not be required to make structural capital improvements. Lessor shall maintain roof and four outer walls and exterior sidewalks.


                                   SECTION 8

                                  ALTERATIONS

     8.01 The parties agree that Lessee shall not make any alterations, additions or improvements to the premises without the written consent of Lessor* and, if required by the terms of any mortgage on the premises, the written consent of the mortgagee. All alterations, additions or improvements made by either of the parties hereto upon the premises shall be the property of Lessor and shall remain upon and be surrendered with the premises at the termination of this lease, except that alterations, additions or improvements made by Lessee shall be removed and the premises restored by Lessee if so requested by Lessor. * Such consent shall not be unreasonably withheld or delayed.

     8.02 Lessee shall remove its trade fixtures at the end of the lease term and leave the Premises broom clean in safe condition free of any city code violations.


                                   SECTION 9

                                     LIENS


     9.01 After the commencement of the term of the lease, the Lessee will keep the premises free of liens of any sort and will hold the Lessor harmless from any liens which may be placed on the premises except those attributable to the acts of the Lessor.


                                   SECTION 10

                      FIRE INSURANCE AND EXTENDED COVERAGE

     10.01 Lessee agrees that it will at all times during the term of the lease, at its own expense, keep the building and all other improvements on the demised premises insured for the full replacement cost thereof, and at the beginning of the term for at least Two Million Dollars ($2,000,000.00), against loss by fire with standard extended risk coverage, vandalism and malicious mischief and sprinkler leakage. Lessee shall also carry "business interruption" insurance throughout the term in an amount adequate to cover the obligations of Lessee under this Lease. Each such policy shall provide for thirty (30) days' written notice to Lessor of any cancellation. Duplicate original policies evidencing such insurance shall be delivered to Lessor together with receipts evidencing payment of the premiums


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relating to such insurance.  Certificates of renewal thereof shall be delivered to Lessor at least thirty (30) days prior to the expiration dates of the respective policies to which they relate.

     10.02 Lessee shall cause each insurance policy described in Section 10.01 to be written in a manner so as to provide that the insuring company waives all right of recovery by way of subrogation against Lessor in connection with any loss or damage covered by any such policies.

     10.03 In case Lessee shall at any time fail, neglect or refuse to insure such buildings and improvements and to keep the same insured as hereinbefore provided, then Lessor may at its election procure or renew such insurance, and any amounts paid therefor by Lessor shall be so much additional rental due from Lessee to Lessor at the next rent day after any such payment with interest at the rate of ten (10%) percent per annum from the date of payment thereof by Lessor until the repayment thereof to Lessor by Lessee.

     10.04 In the event of loss under any such policy or policies, the insurance proceeds shall be paid to Lessor or Lessor's mortgagee; thereafter, such proceeds shall be paid out for the expense of repairing or rebuilding the buildings or improvements which have been damaged or destroyed if it shall appear to the satisfaction of Lessor and Lessor's mortgagee that the amount of insurance money shall at all times be sufficient to pay for the completion of said repairs or rebuilding.

     10.05 In the event that payment of premiums relative to any insurance required under this Section 10 is to be made from an escrowed fund required to be established by Lessor as mortgagor under the terms of any first mortgage on the demised premises, then Lessor shall so notify Lessee. Lessee shall not be required to directly pay such premiums as are paid from such escrowed fund but shall, instead, as additional rent, pay to Lessor an amount equal to the amount required to be paid by Lessor under the terms of such first mortgage to the escrowed fund on account of such premiums. If the actual premiums, when due, exceed the total amounts from time to time paid therefor by Lessee, then the Lessee shall, upon demand, pay any deficiency to Lessor. If such payments by Lessee over the term of the lease, exceed the amount of premiums paid therefrom, such excess shall be refunded by Lessor to Lessee at the expiration of the lease term, or when such excess is refunded by the mortgagee to Lessor, whichever first occurs.


                                   SECTION 11

                        DAMAGE BY FIRE OR OTHER CASUALTY

     11.01 It is understood and agreed that if the premises hereby leased be damaged or destroyed in whole or in part by fire or other casualty during the term hereof, the Lessor, if there are sufficient insurance proceeds, as supplemented, if necessary, by a deposit tendered by Lessee pursuant to 11.02 hereof, will repair and restore the same to good tenantable condition with reasonable dispatch. The rent herein provided for shall not abate, whether or not the entire premises are untenantable.

     11.02 If the insurance proceeds are insufficient to cover the cost of repairing and restoring the premises to good tenantable condition, Lessee shall deposit with Lessor or the mortgagee of any first mortgage on the premises the amount by which such proceeds are insufficient and Lessor shall thereupon proceed with such repairs and restoration as hereinabove provided; if Lessee fails to make such a deposit, the Lessor shall be under no obligation to make such repairs or undertake such restoration, or to use any portion of the insurance proceeds for such restoration and repair, but the Lessee shall not thereby be relieved of its obligations to repair and restore the premises to good tenantable condition.

     11.03 Lessee shall have the option, exercisable by written notice to Lessor upon restoration of the premises, to extend the original term of this Lease (or the extension of the term during which the damage or destruction occurred; as the case may be) for a period equal to the period, if any, during which Lessee was deprived of the use of all or a significant portion of the premises by reason of such damage or destruction. Lessee's option must be exercised within twenty (20) days following completion of the work of restoration and repair.


                                   SECTION 12

                                 EMINENT DOMAIN

     12.01 In the event, during the term of this Lease, proceedings shall be instituted under the power of eminent domain which shall result in the taking of any part of the building on the leased premises, or the taking of a portion of the parking area if the number of spaces is thereby reduced to such an extent that Lessee's business is significantly and adversely affected, and which shall result in an eviction total or partial of the Lessee therefrom, then at the time of such eviction, this Lease shall be void and the term above demised shall cease and terminate; and if Lessee shall thereafter continue in possession of the premises or any part thereof, it shall be a lease from month to month and for no longer term, anything in this instrument to the contrary notwithstanding. If there is only a partial taking, not including a portion of the building or reducing parking to the extent described in the


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previous sentence, the Lessor shall restore the premises to the extent necessary to permit Lessee to continue its use of the premises. Provided, further, that the whole of any award for any portion of the leased premises taken by reason of said condemnation proceedings shall be solely the property of and payable to the Lessor; and provided further, that the whole of any award for removal and relocation expenses in any such condemnation proceedings shall be the sole property of, and be payable to the Lessee. It is further agreed that in any such condemnation proceedings the Lessor and Lessee shall each seek its own award and at its own expense.


                                   SECTION 13

                                   ASSIGNMENT


     13.01 Lessee shall not assign or sublet the demised premises or any part thereof without first obtaining the Lessor's written consent except that the Lessee may, without Lessor's consent,* assign or sublet all or any part of the premises to wholly or substantially owned subsidiaries of the Lessee, and provided that Lessee is not at such time in default hereunder, and provided further that such successor shall execute an instrument in writing assuming all of the obligations and liabilities to the Lessor, and provided further that such assignment or subletting shall not operate to release Lessee from its obligations under the lease. * Such consent shall not be unreasonably withheld or delayed.


                                   SECTION 14

                             INSPECTION OF PREMISES

     14.01 Lessee agrees to permit Lessor and the authorized representatives of Lessor to enter the demised premises at all reasonable times during business hours for the purpose of inspecting the same. Lessor agrees to give 24 hour prior notice to Lessee.


                                   SECTION 15

                             FIXTURES AND EQUIPMENT

     15.01 All fixtures and equipment paid for by the Lessor and all fixtures and equipment which may be paid for and placed on the premises by the Lessee from time to time but which are so incorporated and affixed to the buildings that their removal would involve damage or structural change to the buildings, shall be and remain the property of the Lessor.

     15.02 All furnishings, equipment and fixtures other than those specified in Section 15.01, which are paid for and placed on the premises by Lessee from time to time (other than those which are replacements for fixtures originally paid for by Lessor) shall remain the property of the Lessee.


                                   SECTION 16

                               NOTICE OR DEMANDS

     16.01 All notices to or demands upon Lessor or Lessee desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Lessor to Lessee shall be deemed to have been duly and sufficiently given if a copy thereof has been mailed by United States mail in an envelope properly stamped and addressed to Lessee at the address of the demised premises or Lessee's registered office in Michigan at such time, or at such other address as Lessee may have last furnished in writing to the Lessor for such purpose, and any notices or demands from Lessee to Lessor shall be deemed to have been duly and sufficiently given if mailed by United States mail in an envelope properly stamped and addressed to Lessor at the address last furnished by written notice from Lessor to Lessee. The effective date of such notice shall be one business day following the delivery of the same to the United States Post Office for mailing.


                                   SECTION 17

                                   BANKRUPTCY

     17.01 Lessee covenants and agrees that if any one or more of the following events occur, namely:

           (a) Lessee shall be adjudged bankrupt or insolvent or a trustee shall be appointed for Lessee after a petition has been filed for Lessee's reorganization or arrangement under the Federal Bankruptcy Laws, as now or hereafter amended, or under the laws of any State, and any such adjudication or appointment shall not have been vacated or stayed or set aside within thirty (30) days from the date of the entry or granting thereof; or



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           (b) Lessee shall file, or consent to any petition in bankruptcy or arrangement under the Federal Bankruptcy Laws, as now or hereafter amended, or under the laws of any State; or

           (c) A Decree or order appointing a receiver of the property of Lessee shall be made and such decree or order shall not have been vacated, stayed or set aside within thirty (30) days from the date of the entry or granting thereof or Lessee shall apply for or consent to the appointment of a receiver for Lessee; or

           (d) Lessee shall make any assignment for the benefit of creditors;

Then it shall be lawful for Lessor, at his election, to declare the term of the lease ended, and the said premises and the buildings and improvements then situated thereon or any part thereof, either with or without process of law, to re-enter, and Lessee and all persons occupying in or upon the same under it to expel, remove and put out, and the said premises and the buildings and improvements then situated thereon again to repossess and enjoy.


                                   SECTION 18

                         DEFAULT, RE-ENTRY AND DAMAGES

     18.01 In case any rent shall be due and remain unpaid for more than ten
(10) days after due or if default be made in any of the other covenants, agreements, stipulations or conditions herein contained and such default shall continue for a period of thirty (30) days after written notice of such default, or if the leased premises shall be deserted or vacated, Lessor, in addition to other rights or remedies it may have, shall have the immediate right to re-entry and may remove all persons and property from the premises; such property may be removed and stored in any other place in the building in which the leased premises are situated, or in any other place, for the account of, and at the expense and at the risk of Lessee. Lessee hereby waives all claims for damages which may be caused by the re-entry of Lessor and taking possession of the premises or removing or storing of furniture and property as herein provided, and will save Lessor harmless from any loss, costs or damages occasioned Lessor thereby, and no such re-entry shall be considered or construed to be a forcible entry.

     18.02 Should Lessor elect to re-enter as herein provided or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this lease or it may from time to time, without terminating this lease, re-let the premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable, with the right to make alterations and repairs to the premises. Rentals received by Lessor from such re-letting shall be applied as follows:

           First, to the payment of any indebtedness, other than rent due hereunder from Lessee to Lessor, including all damages sustained by Lessor as a result of the default of Lessee;

           Second, to the payment of rent due and unpaid hereunder;

           Third, to the payment of the sum specified in Section 3.02 hereof;

           Fourth, to the payment of any cost of such re-letting;

           Fifth, to the payment of the cost of any alterations or repairs to the premises;

and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such re-letting during any month be less than that amount agreed to be paid that month by Lessee hereunder, the Lessee shall pay such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.

     No such re-entry or taking possession of the premises by Lessor shall be construed as an election on its part to terminate this lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a Court of Competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this lease for such previous breach. Should Lessor at any time terminate this lease for any breach, in addition to any other remedy, it may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering the premises, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term, over the then reasonable rental value of the premises for the remainder of the stated term.



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                                   SECTION 19

                      SURRENDER OF PREMISES ON TERMINATION

     19.01 Whenever this lease shall be terminated, whether by lapse of time, forfeiture, or in any other way, Lessee will yield and deliver up the demised premises, including the building and improvements thereon and the fixtures and equipment belonging to Lessor therein contained, peaceably to Lessor in as good repair as when taken, except for reasonable and normal wear and tear, and except for damage or destruction resulting from causes which are covered by insurance in accordance with Section 10 hereof.


                                   SECTION 20

                PERFORMANCE BY LESSOR OF THE COVENANTS OF LESSEE

     20.01 Should Lessee at any time fail to do any of the things required to be done by it under the provisions of this lease, Lessor at its option, and in addition to any and all other rights and remedies of Lessor in such event, may (but shall not be required to) do the same or cause the same to be done, and the reasonable amount of any money expended by Lessor in connection therewith shall be due from Lessee to Lessor as additional rent on or before the next rental due date bearing interest at the rate of eleven (11%) percent per annum from the date of payment until the repayment thereof to Lessor by Lessee. On default in such payment, Lessor shall have the same remedies as on default in payment of rent.


                                   SECTION 21

                               RIGHTS TO MORTGAGE

     21.01 Lessor reserves the right to subject and subordinate this lease at all times, to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the said premises and on the land and buildings of which the said premises are a part or upon any buildings hereafter placed upon the land of which the leased premises form a part, provided in each instance that the mortgagee shall in writing agree that Lessee's quiet possession of the premises shall not be disturbed so long as the Lessee is not in default in the performance of the terms and conditions of this Lease. Lessee covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages as shall be desired by Lessor and any mortgagees or proposed mortgagees and hereby irrevocably appoints Lessor the attorney-in-fact of Lessee to execute in compliance with this Section 21.01 and deliver any such instrument or instruments for and in the name of Lessee.


                                   SECTION 22

                          COVENANTS OF QUIET ENJOYMENT

     22.01 Lessor covenants and agrees to and with Lessee that at all times when Lessee is not in default under the terms of and during the term of this lease, Lessee's quiet and peaceable enjoyment of the demised premises shall not be disturbed or interfered with by Lessor or any person claiming by, through, or under Lessor.


                                   SECTION 23

                                SECURITY DEPOSIT

     23.01 The Lessor herewith acknowledges the receipt of Four Thousand Seven Hundred Ninety Eight Dollars (4,798.00), which it is to retain as security for the faithful performance of all of the covenants, conditions, and agreements of this lease, but in no event shall the Lessor be obliged to apply the same upon rents or other charges in arrears or upon damages for the Lessee's failure to perform the said covenants, conditions, and agreements; the Lessor may so apply the security at its option; and the Lessor's right to the possession of the premises for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that the Lessor holds this security. The said sum if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Lessor by reason of the Lessee's breach of the covenants, conditions, and agreements of this lease is to be returned to the Lessee when this lease is terminated, according to these terms, and in no event is the said security to be returned until the Lessee has vacated the premises and delivered possession to the Lessor.

     In the event that the Lessor repossesses itself of the said premises because of the Lessee's default or because of the Lessee's failure to carry out the covenants, conditions, and agreements of the lease, the Lessor may apply the said security upon all damages suffered to the date of said

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repossession and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Lessee's default or breach. The Lessor shall not be obliged to keep the said security as a separate fund, but may mix the said security with its own funds.


                                   SECTION 24

                                  HOLDING OVER

     24.01 In the event of Lessee herein holding over after the termination of this lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, subject to all the conditions, provisions and obligations of this lease insofar as the same are applicable to a month to month tenancy.


                                   SECTION 25

                         REMEDIES NOT EXCLUSIVE; WAIVER

     25.01 Each and every of the rights, remedies and benefits provided by this lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

     25.02 One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a further or subsequent breach of the same covenant or condition, and the consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent or approval to or of any subsequent similar act by Lessee.


                                   SECTION 26

                             RIGHT TO SHOW PREMISES

     26.01 The Lessee hereby agrees that for a period commencing ninety (90) days prior to the termination of this Lease, the Lessor may show the premises to prospective Lessees, and ninety (90) days prior to the termination of this Lease, Lessor may display about said premises the usual and ordinary "For Lease" signs.


                                   SECTION 27

                                 MISCELLANEOUS

     27.01 This lease shall be construed and enforced in accordance with the laws of the State of Michigan.

     27.02 If any term or provision of this lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions shall not be affected thereby, but each term and provision of this lease shall be valid and enforced to the fullest extent permitted by law.

     27.03 The captions of this lease are for convenience only and are not to be construed as part of this lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

     27.04 Whenever herein the singular member is used, the same shall include the plural and the masculine gender shall include the feminine and neuter genders.

     27.05 This lease contains the entire agreement between the parties hereto and previous negotiations leading thereto and it may be modified only by an agreement in writing signed by Lessor and Lessee. Lessor and Lessee hereby expressly declare that no representations have been made other than those expressly set forth herein.

     IN WITNESS WHEREOF the Lessor and Lessee have executed this lease as of the date set forth at the outset hereof.

           SEE ATTACHED RIDER FOR ADDITIONAL TERMS AND CONDITIONS:


WITNESSES:                        LESSOR:   WALTER D'ALOISIO

/s/ ED BURGER                     BY:  /s/ WALTER D'ALOISIO
- -----------------------------          -----------------------------------

- -----------------------------


 /s/ LYDIA P. ZICKEFOOSE          LESSEE:  AMSCO STERILE RECOVERIES, A
- -----------------------------              SUBSIDIARY OF AMERICAN STERILIZER CO.

/S/ JUDITH A. STEFFENS            By:   /s/ Wayne R. Peterson
- -----------------------------           ----------------------------------
                                        Wayne R. Peterson

                                  Its:  Asst. Secretary
                                        ----------------------------------

                        RIDER TO THE AGREEMENT TO LEASE
                              DATED MARCH 30, 1992
                        BY AND BETWEEN WALTER D'ALOISIO,
                   AN INDIVIDUAL AS LESSOR AND AMSCO STERILE
              RECOVERIES, INC., A DELAWARE CORPORATION, AS LESSEE


     This Rider shall modify, add and replace by substitution to and deletion from the Agreement of Lease dated March 30, 1992 by and between WALTER D'ALOISIO, as Lessor, and AMSCO STERILE RECOVERIES, INC., as Lessee (the "Lease"). Where any section, provision or clause of the Lease is modified or deleted by this Rider, the unaltered portions of that section, provision or clause shall remain in effect. If and to the extent that this Rider is inconsistent with the Lease or any attachment or exhibit thereto, this Rider shall control.

RECITALS

     1. The first paragraph of the Recitals is amended by correctly identifying the Lessee as "Amsco Sterile Recoveries, Inc., a Delaware corporation, having its corporate headquarters at 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 34621."


                                   SECTION 1

                          Construction of Improvements

Section 1.01.

     Section 1.01 of the Lease is amended by deleting the phrase "prior to the commencement of the term of this Lease" from the first line of Section 1.01.

Section 1.02.

     Section 1 of the Lease is amended by adding a new Section 1.02 which states in its entirety:

           1.02. Immediately after full execution hereof, Lessee may have full access to the Premises except in those areas of the Premises where Lessor shall complete its work ("Lessor's Work"). Lessor's Work shall consist of the following:

                 (a) Lessor shall install, at its sole cost and expense, an electric service and service panel providing 1200 amperes, 480 volts, three phase electrical service.

                 (b) Lessor shall construct, at its sole cost and expense, two exterior truckwells with exterior vestibules adjacent to the east
            (rear) wall parallel to that wall at the northernmost truck door opening and the southernmost truck door opening as more fully delineated in Exhibit B hereto and made a part hereof. Construction of said truckwells shall be in accordance with all applicable state and local codes and ordinances and shall include dock levelers and truck doors.

                 (c) Lessor agrees to install at Lessee's option, a standard industrial floor at a cost not to exceed $1.66 per square foot of floor installed. The floor shall be a minimum six inch thick reinforced slab. If Lessor opts to install the floor herein specified, Lessee shall pay Lessor the cost of such installation.

                 (d) Lessor agrees, at its sole cost and expense, to remove any interior gas fired unit heaters now on the Premises not needed by Lessee for its intended use of the Premises.

           Lessor acknowledges that following the Lessor's performance of Lessor's Work, Lessee shall perform construction and other installation activities in connection with preparing the Premises for Lessee's intended use. Such construction work and installation activities shall be referred to as "Lessee's Work." Lessor further acknowledges that in order for Lessee to utilize the Premises for its intended use, Lessee requires a minimum level of utility service. In this regard, Lessee requires a minimum two inch domestic water line, a minimum one and one half inch (five pound or 14,000,000 BTU per operation hour) natural gas line and a minimum four inch sewer line. Lessor represents that the water, natural gas and sewerage service available to the Premises meets the above parameters.

           Lessor agrees to cooperate with Lessee and to complete Lessor's Work in a timely manner so as not to interfere with or otherwise delay the performance of Lessee's Work. In this regard, Lessor shall complete Lessor's Work no later than 45 calendar days following the date of full execution of this Lease. Lessor further consents to Lessee entering upon the Premises to perform Lessee's Work at the same time Lessor is performing Lessor's Work.

Section 1.03.

     Section 1 of the Lease is amended by adding a new Section 1.03 which states in its entirety:

           1.03. Notwithstanding anything to the contrary contained in this Lease, and with the exception of Lessor's Work, Lessee accepts the Premises "as is."


                                   SECTION 2

                                 Term of Lease

Section 2.02.

     Section 2.02 of the Lease is deleted and the following substituted therefor:

           Lessor shall provide possession of the Premises to Lessee as of the Lease Commencement Date. Notwithstanding anything to the contrary contained in this Lease, Lessee's obligation to pay basic rent and additional rent shall not begin until such time as Lessee's Work is completed and a Certificate of Occupancy from the City of Westland has been issued, but in no event later than September 1, 1992 ("Rent Commencement Date"). Notwithstanding the foregoing, in the event a Certificate of Occupancy has not been issued with respect to this Premises on or before September 1, 1992, and such delay or failure results solely from Lessor not timely completing Lessor's Work, then the Rent Commencement Date of this Lease shall be delayed to the date of the issuance of the Certificate of Occupancy and correspondingly the expiration date of the Lease and all other dates provided herein shall be adjusted accordingly. In the event of a delay in the Rent Commencement Date as above described, Lessee's obligation to pay basic rent shall be abated in the amount of two (2) days of basic rent for each one (1) day of delay after September 1, 1992.

                                  SECTION 3

                                 Basic Rent

Section 3.01.

     Section 3.01 of the Lease is amended by deleting the second sentence of the section in its entirety and substituting the following therefor:

           Receipt of Four Thousand Seven Hundred Ninety-Eight Dollars ($4,798.00), representing September 1992 basic rent is hereby acknowledged. Beginning September 1, 1993, the basic rent shall be $5,278.00 per month payable on the first day of each calendar month for the next 47 consecutive months, and beginning September 1, 1998, the basic rent shall be $6,237.00 per month payable on the first day of each month for the next 59 consecutive months.


                                   SECTION 4

                        Taxes, Assessment and Utilities

Section 4.01.

     Section 4.01 of the Lease is amended to add the following sentences at th end of the section:

           For purposes of the this Lease, "taxes" shall include all federal, state and local governmental taxes, assessments and charges (including, but not limited to, general real estate taxes and assessments) of every kind and nature which Lessor is or shall become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Premises, or of the personal property, fixtures, machinery, equipment located therein. Taxes shall not include any federal, state or local sales, use, franchise, capital stock, inheritance, general income, gift or state taxes. In the event Lessor opts to have Lessee pay taxes directly as provided in this Section 4.01, Lessor shall either (1) make all necessary arrangements for tax bills or assessments to be delivered directly to Lessee from the relevant taxing authorities or (2) in the event tax bills are delivered to Lessor from the taxing authority, forward the relevant tax bills or invoices to Lessee within ten (10) days of Lessor's receipt of same.

Section 4.02.

     Section 4.02 of the Lease is amended to add the following sentence at the end of this section.

           Lessor acknowledges that all utilities serving the Premises are capable of being separately metered. It is the intent of the parties hereto that all utility service be separately metered and that the relevant public utility authorities invoice Lessee directly for Lessee's use of utilities.

Section 4.03.

     Section 4.03 of the Lease is amended by deleting the last two sentences in
Section 4.03 and substituting the following therefor:

           No more than sixty days following the last day of each calendar year of the term of this Lease, Lessor shall provide Lessee with a written statement comparing the amount of taxes paid by Lessor in and for the calendar year or part thereof just ended ("Taxes Paid") with Lessee's share of the taxes actually incurred for the same period ("Taxes Owed"). If the amount of Taxes Paid exceeds the amount of Taxes Owed, Lessor shall give Lessee a credit towards future payments of additional rent in the amount of the overage. If, however, the amount of the Taxes Owed exceeds the amount of the Taxes Paid, Lessee shall pay Lessor, as additional rent, the difference within thirty days of Lessee's receipt of Lessor's invoice for same.


                                   SECTION 5

                                Use of Premises

Section 5.01.

     Section 5.01 of the Lease is amended by:

           (a) Deleting the words "or the Declaration of Covenants and Restrictions, dated ___________________ recorded (a copy of which is attached hereto as Exhibit "___", to which Declaration this lease is hereby expressly made subject)" from the first sentence of Section 5.01.

           (b) By adding the following sentences immediately following the second sentence Section 5.01:

                Lessor acknowledges that Lessee will be handling, among other things, soiled operating room linens and other materials from hospitals, medical clinics, laboratories and other health services related facilities. Lessor hereby consents to Lessee's activities as herein described. Further, Lessor states that according to the City of Westland, the Premises is currently zoned I-1 and Lessee's intended use of the Premises is a permitted use within the I-1 zoning classification.


                                   SECTION 6

                       Liability Insurance and Indemnity

Section 6.01.

     Section 6.01 of the Lease is amended by:

           (a) Deleting the first sentence of Section 6.01 and inserting the following therefor:

                 At and after the commencement of the term of this Lease,
            Lessee agrees to protect and save and keep Lessor forever harmless and indemnified against and from any penalty or damage or charge imposed for any violation of any law or ordinance directly applicable to or affecting the Premises, whether or not occasioned by the neglect of Lessee or those holding under Lessee. Lessee will at all times protect, indemnify and save and keep harmless Lessor against and from all claims, loss, costs, damages or expenses arising from an accident or other occurrence on or about the

            Premises causing injury to any person or property whomsoever or whatsoever, unless caused by or due to the gross negligence or willful misconduct of Lessor, its agents or employees. Lessee will protect, indemnify, save and keep harmless Lessor against and from any and all claims, loss, costs, damages or expenses arising out of any failure of Lessee to comply with and perform the requirements and provisions of this Lease.


                                   SECTION 7

                                    Repairs

Section 7.01.

      Section 7.01 of the Lease is amended as follows:

           (a) By deleting the word "structural" in the second line of the first paragraph of Section 7.01.

           (b) By deleting the word "sidewalks" in the fifth line of the first paragraph of Section 7.01.

           (c) By inserting the word "time" immediately prior to the word "Lessee" in the first line of the second paragraph of Section 7.01.

           (d) By inserting the word ", replacements" immediately following the word "additions" in the second line of the second paragraph of Paragraph 7.01.

           (e) By deleting the words "structural or nonstructural" in the third line of the second paragraph of Section 7.01.

           (f) By inserting the phrase, ", unless the need for the repairs, additions, or alterations at issue, was caused by the grossly negligent conduct of Lessor" at the end of the first sentence in the second paragraph of Section 7.01.

           (g) By adding the following at the end of the second paragraph of
      Section 7.01:

                 Lessee shall not be required to make structural capital
            improvements to the Premises. It shall be the obligation of Lessor hereunder to maintain the roof, four outer walls and sidewalks of the Premises throughout the term of this Lease.

                                  SECTION 8

                                 Alterations

Section 8.01.

      Section 8.01 of the Lease is amended by inserting the words ", which consent shall not be unreasonably withheld or delayed", immediately following the word "Lessor" in the second line of Section 8.01.
Section 8.02.

      Section 8 of the Lease is amended by adding a new Section 8.02 which shall state in its entirety:

           8.02. Notwithstanding any provision contained in this Lease to the contrary, Lessor acknowledges that at the expiration of the term, Lessee will remove from the Premises all of Lessee's trade fixtures. At the expiration of the term, Lessee will not remove the heating, ventilation and air conditioning system or the 1200 ampere, 480 volt electrical service panel installed in the Premises. Following Lessee's removal of its trade fixtures, Lessee shall leave the Premises broom clean, in safe condition and free of municipal code violations.


                                   SECTION 9

                                     Liens

Section 9.01.

      Section 9.01 of the Lease is deleted in its entirety and the following substituted therefor:

           After the commencement of the term of the Lease, the Lessee will keep the Premises free of liens of any sort and will hold the Lessor harmless from any liens that may be placed on the Premises (except those attributable to acts of Lessor) and all costs, interest and reasonable attorney's fees associated therewith. Any liens placed against the Premises by reason of Lessee's conduct shall be removed within thirty
      (30) days of such placement. Lessee shall, upon Lessor's demand, furnish to Lessor all waivers of lien executed in connection with any work performed on the Premises by or on behalf of Lessee.


                                   SECTION 10

                      Fire Insurance and Extended Coverage

Section 10.01.

      Section 10.01 of the Lease is amended by deleting the third sentence of
Section 10.01 in its entirety.

Section 10.02.

      Section 10.02 of the Lease is deleted in its entirety.
Section 10.03.

      Section 10.03 of the Lease is amended by deleting the phrase "or to carry any required 'business description' insurance" from the second and third lines of Section 10.03.

Section 10.04.

      Section 10.04 is deleted in its entirety and the following substituted therefor:

           In the event Lessee fulfills its obligations to carry insurance as set forth in Section 10.01 above, and in the event of a loss under such insurance policy or policies, then the proceeds of such insurance (other than "business interruption insurance") shall be paid to Lessor (or Lessor's mortgagee). Said proceeds shall be used by Lessor for the expense of repairing and rebuilding the Premises. If Lessor does not repair or restore the Premises following damage or destruction, Lessee shall be entitled to all proceeds from the insurance policies identified in Section 10.01 allocable to Lessee's trade fixtures. In addition, if Lessor does not repair or restore the Premises following damage or destruction, Lessee shall be entitled to a portion of the proceeds from the insurance policies identified in Section 10.01 allocable to the heating, ventilation and air conditioning system installed by Lessee in the Premises equal to the ratio that the number of months remaining in the base term of the Lease at the time of the damage or destruction bears to the total number of months in the base term of the Lease.

Section 10.05.

      Section 10.05 of the Lease is deleted in its entirety.

Section 10.06.

      Section 10 of the Lease is amended by adding a new Section 10.06 which shall state in its entirety:

           Each insurance policy carried by Lessor or Lessee and insuring all or any part of the Premises, including improvements, alterations and changes in and to the Premises made by either Lessor or Lessee, Lessee's trade fixtures and the contents of the Premises, shall be written in a manner to provide that the insurance company waives all right of recovery by way of subrogation against Lessor or Lessee, as the case may be, in connection with any loss or damage to the Premises or to Lessee's trade fixtures or personal property caused by any of the perils covered by fire and extended coverage insurance. Lessor and Lessee hereby waive any and every right or cause of action for the events which occur or accrue during the term of this Lease, or any extension thereof, for any and all loss of, or damage to, any of either party's respective property or interests which loss or damage is covered by valid fire and extended coverage insurance.

                                 SECTION 11

                      Damage by Fire or Other Casualty

Section 11.01-11.03.

     Sections 11.01-11.03 are deleted in their entirety and the following substituted therefor:

           If the Premises, the building or the improvements therein (including Lessee's trade fixtures) should be partially or totally damaged or destroyed by fire or other cause, then, subject to the limitations hereinafter set forth, Lessor shall repair, to the extent of available insurance proceeds, the damage, and restore, replace and rebuild the improvements and Premises to the condition originally provided with reasonably dispatch after notice to it of the damage or destruction.

           If the Premises shall be damaged or destroyed, basic rent and additional rent payable hereunder shall not abate.

           Lessee may, at its option, cancel this Lease as of the date of such damage or destruction, by written notice to Lessor delivered within thirty days after the date of such damage or destruction if, in Lessee's reasonable judgment (i) the Premises is totally or substantially destroyed, damaged or untenantable or (ii) the Premises cannot be restored to its condition immediately prior to such damage or destruction within 120 days, in the event of partial destruction, or 180 days, in the event of total or substantial destruction, thereafter. In addition, in the event of partial destruction, Lessee may cancel this Lease as of the date of such damage or destruction by written notice to Lessor delivered no later than 120 days after the date of such damage or destruction if Lessor has not by then completed the making of the repairs and restored, replaced and rebuilt the Premises to the extent required herein. Similarly, in the event of total or substantial destruction, Lessee may cancel this Lease as of the date of such damage or destruction by written notice to Lessor delivered no later than 180 days after the date of such damage or destruction if Lessor has not by then completed the making of the repairs and restored, replaced and rebuilt the Premises to the extent required herein.

           If the damage to the Premises should be so extensive that Lessor shall decide not to repair or rebuild the Premises, this Lease shall be terminated as of the date of such damage or destruction by written notice from the Lessor or Lessee given within sixty days after such damage or destruction, and Lessee shall thereupon promptly vacate the Premises.

           Unless this Lease is terminated as provided in this section, Lessor shall repair, restore, replace and rebuild the Premises to substantially its condition prior to such damage or destruction and shall be entitled to retain the proceeds of the insurance specified in Section 10.01 (other than "business interruption" insurance) for this purpose.

           No damages, compensation or claims shall be payable by Lessor for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises. Lessor shall use its best efforts to effect such repairs promptly and in such manner as not to unreasonably interfere with Lessee's occupancy.

                                 SECTION 12

                               Eminent Domain

Section 12.01.

     Section 12.01 is deleted in its entirety and the following substituted therefor:

           In the event that the whole or substantially the whole of the Premises shall be condemned or taken permanently, for any public or quasi-public use, this Lease and the estate hereby granted, shall cease and terminate as of the date of taking of possession for such use or purpose.

           If less than whole or less than substantially the whole of Premises shall be condemned or taken permanently or if the whole or substantially the whole of the Premises is condemned or taken temporarily, this Lease shall remain in full force and effect except that (i) if the taking shall nevertheless be so extensive that Lessor shall decide not to restore the surrounding buildings or improvements, then Lessor (whether or not the Premises are affected) may, at its option, terminate this Lease and the term and estate hereby granted shall be terminated as of the date of such taking or possession or such use, or (ii) Lessee may if more than twenty-five percent of the improvements on the Premises shall be condemned or taken elect at any time within thirty days of the date of such taking to cancel this Lease upon written notice to Lessor and thereupon this Lease shall terminate upon the date Lessee may specify in such notice. Upon any such taking or condemnation and the continuing in force of this Lease as to any part of the Premises, the basic rent and additional rent shall be abated in an amount representing the part of the rent properly allocable to the portion of the Premises which may be condemned or taken.

           In the event of the termination of this Lease pursuant to the provisions of this Section, this Lease and the term and estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if that were the date set for the normal expiration of the term of this Lease, and the basic rent and any additional rent shall be apportioned as of that date.

           Lessor shall be entitled to receive the entire award arising from any condemnation proceeding.

           Notwithstanding the foregoing, in the event of a condemnation or taking pursuant to this section, Lessee shall be entitled to appear, claim, prove and receive in the condemnation proceedings such amounts as may be separately awarded to Lessee for removal expenses, business dislocation, damages and moving expenses. In addition, Lessee shall be entitled to receive from the condemnation award the value of Lessee's trade fixtures. Such value shall be the original cost less depreciation up to the date of the taking. In the event Lessee shall make a claim against the condemning authority as described herein, Lessor agrees to cooperate with Lessee and assist Lessee in its claim by making all of Lessor's records with respect to Lessee's use of the Premises and Lessee's Work available to Lessee.

           In the event of a condemnation or taking as described in this section, and if the Lease has not been terminated as a result thereof, Lessor shall, to the extent of the condemnation award received, proceed with reasonable diligence to repair and restore the Premises to substantially its former condition to the extent feasible.

                                 SECTION 13

                                 Assignment

Section 13.01.

      Section 13.01 is amended to add the phrase ", which consent will not be unreasonably withheld or delayed" immediately following the word "consent" the second time the word appears in the second line of Section 13.01.


                                   SECTION 14

                             Inspection of Premises

Section 14.01.

      Section 14.01 of the Lease is amended to add the following sentence at the end of the section.

           In this regard, Lessor agrees to provide Lessee with telephonic notice at least 24 hours prior to any inspection of the Premises.


                                   SECTION 15

                             Fixtures and Equipment

Section 15.01.

      Section 15.01 of the Lease is amended to add the following sentences at the end of Section 15.01.

           Notwithstanding anything to the contrary contained in this Lease, Lessor acknowledges that at the expiration of the term, Lessee will remove from the Premises all of Lessee's trade fixtures. Lessee will not remove either the heating, ventilation and air conditioning system or the 1200 ampere, 480 volt electrical service panel installed in the Premises. Lessor further acknowledges that the removal of these trade fixtures may necessitate removal of walls or partitions. In such event, Lessee agrees to restore the Premises to good order and repair, reasonable wear and tear and damage by fire or other casualty excepted.


                                   SECTION 17

                                   Bankruptcy

Section 17.01.

      Section 17.01(b) is amended to add the phrase "and such petition or arrangement is not withdrawn within thirty days of filing" immediately following the word "State" in the second line of Section 17.01(b).

                                   SECTION 18

                          Default, Reentry and Damages

Section 18.01.

      The last sentence of Section 18.01 is amended by inserting the word "lawful" immediately prior to the word "re-entry" in the ninth line of Section 18.01.

Section 18.02.

      Section 18.02 is amended by:

           (a) Deleting the subparagraph contained in the first paragraph of section 18.02 in its entirety and substituting the following therefor:

                 First, to the payment of any indebtedness, other than rent due hereunder from Lessee to Lessor, including all costs incurred by Lessor as a result of the default of Lessee.

                 Second, to the payment of rent due and unpaid hereunder;

                 Third, to the payment of any cost of such reletting; and

                 Fourth, to the payment of the cost of any alterations or
            repairs to the Premises.

           (b) Deleting the last sentence of the second paragraph of Section
      18.02 in its entirety.


                                   SECTION 19

                      Surrender of Premises on Termination

Section 19.01.

      Section 19.01 is amended by adding the following sentence at the end of section 19.01.

           Notwithstanding anything to the contrary contained in this Lease, Lessor acknowledges that at the expiration of the term, Lessee will remove from the Premises all of Lessee's trade fixtures. Lessee will not remove either the heating, ventilation and air conditioning system or the 1200 ampere, 480 volt electrical service panel installed in the Premises. Lessor further acknowledges that the removal of these trade fixtures may necessitate removal of walls or petitions. In such event, Lessee agrees to restore the Premises to good order and repair, reasonable wear and tear and damage by fire or other casualty excepted.

                                   SECTION 20

                Performance by Lessor of the Covenants of Lessee

Section 20.01.

      Section 20.01 is amended by:

           (a) Deleting the phrase "on or before the next rental due date bearing interest at the rate of eleven (11%) percent per annum from the date of payment until the repayment thereof to Lessor by Lessee" in the fifth, sixth and seventh lines of Section 20.01 and substituting the phrase "within ten days of Lessee's receipt of Lessor's invoice for same" therefor; and

           (b) Adding a new second sentence stating "Any amount due Lessor from Lessee pursuant to this Section 20.01 shall bear interest at a rate of eleven (11%) percent per annum accruing from the date the payment is due to Lessor".


                                   SECTION 25

                         Remedies Not Exclusive; Waiver

Section 25.02.

      Section 25.02 is deleted in its entirety and the following substituted therefor:

           One or more waivers of any covenant or condition contained herein by either party to this Lease shall not be construed as a waiver of a further or subsequent breach of the same covenant or condition and the consent or approval by a party to or of any act by the other party requiring the consenting party's consent or approval hereunder shall not be deemed to waive or render unnecessary that party's consent or approval to or of any subsequent similar act by the nonconsenting party.


                             ADDITIONAL PROVISIONS

                                   SECTION 28

                              Hazardous Materials

      28. Lessee shall be fully responsible, at its own expense, for the control and appropriate handling of any toxic chemicals or other substances used or stored on the Premises in connection with Lessee's business conducted therein. Lessee shall not spill, introduce, discharge or bury any toxic chemical, substance or contaminant of any kind in, on or under the Premises or any portion thereof, or permit the discharge thereon into the sanitary or storm sewer or water system serving the Premises and/or industrial park in which the Premises are located, or into any municipal or other governmental water system or storm and/or sanitary sewer system, without first obtaining the written license permit or other approval of all governmental agencies having jurisdiction thereover, and in any event, Lessee shall employ all appropriate safeguards and procedures necessary or appropriate to protect such systems from contamination. Lessee shall undertake, at its expense, any necessary and/or appropriate cleanup process in connection with any breach of the foregoing covenant and without limiting Lessee's other indemnity or insurance obligations under this Lease, Lessee shall indemnify and hold harmless Lessor from and against all liability, whether direct, indirect, consequential or otherwise, arising from any incident or occurrence on or about the Premises or the industrial park in which the Premises are located pertaining to toxics. Notwithstanding anything to the contrary contained in this Lease, Lessor acknowledges that Lessee intends to use industrial detergents and bleaches in its laundry operations and disinfectants throughout the Premises. Lessor expressly consents to Lessee's use of these substances as the substances are essential to Lessee's business. Lessee acknowledges that Lessor's consent to Lessee's use of these substances does not relieve Lessee of its obligations under this Section 28.


                                   SECTION 29

                             Option to Extend Term

     29. The Lessee shall have the right and option to extend the term of this Lease for two (2) additional periods of five (5) years in duration, such additional period to commence upon the expiration of the original term of this Lease or the first extension; provided, however, that Lessee does not default under any of the terms, covenants and conditions of this Lease. Said extension shall be on all terms and conditions as set forth herein, except that the minimum rental provided in Section 3 shall be established as set forth below:

           The annual rental for the extension shall be an amount equal to the purchasing power of $69,000 on April 1, 1992. It is mutually agreed that the rental rate for the extension period shall be determined by dividing the sum of $69,000 by the index figure for April 1, 1992 of the "Consumer's Price Index for Urban Wage Earners and Clerical Workers, United States," all items, and Major Group Figures, revised 1977, which index is now published monthly in the "Monthly Labor Review" the Bureau of Labor Statistics of the United States Department of Labor, or its successor index, and multiplying the result by the corresponding index figure for

      September 1, 2002 and September 1, 2007 respectively, but not less than an annual basic rental figure of $74,844.

           Lessee shall give to Lessor written notice of its intention to extend the original term of this Lease (and any subsequent extensions) not more than twelve (12) months nor less than six (6) months prior to the expiration of the original term or any subsequent extensions of this Lease. These options to renew are personal to the Lessee and may not be assigned without the Lessor's prior written consent.


                                   SECTION 30

                                   Brokerage


      30.01. Except as set forth below, each party hereto represents that no agent or finder negotiated or arranged this Lease, and that no fees or commissions are due anyone for the procurement hereof, and each party agrees to indemnify and hold the other harmless from and against any claims, judgments, suits, costs, reasonable attorneys' fees and other expenses which the party so indemnified may incur by reason of claims by any persons, firm or corporation claiming any brokerage commissions, finders fee or similar compensation based upon any alleged negotiations or dealings with such indemnifying party, which are contrary to the foregoing representation. Notwithstanding the foregoing, the parties acknowledge that Grubb & Ellis was the procuring cause of this Lease transaction and that Burger Easton Mercier Rideout & Company ("Burger") was the listing agent. Further, the parties acknowledge that the fees and commissions due Grubb & Ellis and Burger will be paid by Lessor.

      30.02. Edward R. Burger, a licensed broker with Burger, will have a nominal ownership interest, together with Lessor, in the Premises.


                                   SECTION 31

                                    Parking

      31. Lessor agrees to provide Lessee an additional ten (10) parking spaces in connection with existing parking on Lessor's property to the immediate south of the Premises until such time that Lessor provides a perpendicular row of approximately 25 car parking spaces on the land immediately east of the Premises in place of the currently existing parking at the rear of the building.

                                   SECTION 32

                                   Driveways

     32. Lessor and Lessee acknowledge that Lessee shall have the right to use the driveway located between the Premises and the adjacent building in common with the owner and/or tenant(s) of this adjacent building. In addition, Lessee shall have the right to use the private roadway located behind the Premises and the adjacent building for purposes of ingress and egress to the Premises. Lessor and Lessee acknowledge that the owner and/or tenant(s) of the adjacent building shall have the right to use the private roadway located behind the Premises and the adjacent building for purposes of ingress and egress to the adjacent building.


                                         LESSOR:


                                         /s/ Walter D'Aloisio
                                         ---------------------------------
                                         Walter D'Aloisio


                                         LESSEE:

                                         AMSCO Sterile Recoveries, Inc.


                                         /s/ Wayne R. Peterson
                                         ---------------------------------
                                         By:    Wayne R. Peterson
                                                --------------------------
                                         Title: Asst. Secretary
                                                --------------------------

                                 INDIVIDUAL


STATE OF MICHIGAN  )
                   )   SS.
COUNTY OF OAKLAND  )


     The foregoing instrument was acknowledged before me this 1st day of April, 1992, by Walter D'Aloisio.


                                        /s/ [Illegible]
                                        ---------------------------------------

                                        Notary Public, Oakland County, Michigan
                                        My commission expires:   3/3/96
                                                              -----------------


                                 CORPORATION


STATE OF FLORIDA    )
                    )    SS.
COUNTY OF PINELLAS  )


     The foregoing instrument was acknowledged before me this 31st day of March, 1992, by Wayne R. Peterson of AMSCO Sterile Recoveries, Inc., a corporation, on behalf of the corporation.


                                        /s/ Linda A. Sloan
                                        ---------------------------------------

                                        Notary Public, Pinellas County, Florida
                                        My commission expires: 7/2/94
                                                               ----------------

                                 PARTNERSHIP


STATE OF MICHIGAN  )
                   )    SS.
COUNTY OF          )


     The foregoing instrument was acknowledged before me this ______ day of _____________________, 19___, by __________________________, partner on behalf of ______________________________________ a partnership.


                                        ----------------------------------------

                                        Notary Public,          County, Michigan
                                        My commission expires:
                                                               -----------------

                                 EXHIBIT "A"

          Lots 18 and 19 Tonquish Industrial Park Subdivision No. 2

         Also commonly known as 39120 Webb Drive, Westland, Michigan

   (S.E. corner Webb Drive and Webb Court being 39100 to 39120 Webb Drive)

                                 EXHIBIT "B"

                      LESSOR'S PLANS AND SPECIFICATIONS



1. Lessor shall construct, at its sole cost and expense, two exterior truckwells with exterior vestibules adjacent to the east (rear) wall parallel to that wall at the northernmost truck door opening and the southernmost truck door openings as more fully delineated as follows:

           Page 1 of 4 - illustrates the site plan for the subject property with truck docks. The property consists of a land area of approximately
     2.83 acres, total building area of 20,232 s.f. excluding the additional dock areas. The building is approximately 241 feet 4 inches by 96 feet with a height of 21 feet located at the southeast corner of Webb Drive and Webb Court, Westland, Michigan. The drawing was prepared for D'Aloisio Development Co. by Michael S. Downes & Associates, Inc., architect. The plans are dated March 6, 1992, Plan No. 9101 & 2106, Sheet No. 1.

           Page 2 of 4 - illustrates the partial floor plan for new loading docks added to the building and a foundation plan for new loading docks. The plan is dated March 6, 1992, Plan #2106, Sheet No. 2.

           Page 3 of 4 - illustrates a west elevation of the building showing vertical elevations of new truck dock and safety railing and a partial south elevation of the southern most dock and a partial north elevation of the northern most dock. The plan is dated March 6, 1992, Plan #2106, Sheet No. 3.

           Page 4 of 4 - illustrates a Cross Section 1 of Dock #2 showing below grade footings, a Cross Section 2 of Dock #1 showing below grade footings, a Cross Section 3 of Dock #1 and the existing building showing the dock adjoined to the building, a Cross Section 4 of Dock #2 showing footings and dock door elevations and a Cross Section 5 of Dock #1 showing footings and dock door elevations. The plan is dated March 6, 1992, Plan #2106, Sheet No. 4.

2. Lessor shall install, at its sole cost and expense, an electric service and service panel providing 1200 amperes, 480 volts, three phase electrical service.

3. Lessor agrees to install at Lessee's option and cost, a standard industrial floor at a cost not to exceed $1.66 per square foot of floor installed. The floor shall be a minimum six inch thick reinforced slab.

4. Lessor agrees, at its sole cost and expense, to remove any interior gas fired unit heaters now on the Premises not needed by Lessee.

DETROIT FACILITY


                       ASSIGNMENT AND ASSUMPTION OF LEASE


     KNOW ALL MEN BY THESE PRESENTS, that AMSCO STERILE RECOVERIES, INC., a Delaware corporation ("Assignor"), for and in consideration of One Dollar ($1.00) and other good and valuable consideration from STERILE RECOVERIES, INC., a Florida corporation ("Assignee"), the receipt and sufficiency of which are hereby acknowLedged by Assignor, does hereby assign, transfer, sell and convey unto Assignee, its successors and assigns, all of Assignor's right title and interest, as lessee, in, to and under the lease more particularly described on Exhibit A attached hereto and made a party hereof by this reference (the "Lease"), TOGETHER WITH all renewal options, if any, and all other rights, privileges and benefits belonging to or held by Assignor under such Lease.

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever, subject, however, to all terms, conditions and provisions contained in the Lease.

     In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and agrees to assume, perform and be bound by all of the duties, obligations and liabilities of Assignor under the Lease, arising on and after the date of this instrument for the remainder of the term of the Lease and all extensions and renewals thereof.

     Each of Assignor and Assignee hereby represent that it has taken all action, corporate or otherwise, necessary to authorize the execution of this Assignment and Assumption of Lease, and this Assignment and Assumption of Lease constitutes a valid and binding agreement, enforceable against it in accordance with its terms. This agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the 31st day of July, 1994.



Signed and acknowledged
in the presence of:                           AMSCO STERILE RECOVERIES, INC.,
                                              a Delaware corporation



                                              /s/ Wm. J. Rieflin
/s/ Kathleen Clover                           ---------------------------------
- -----------------------------------           By:  Wm. J. Rieflin
Print Name: Kathleen Clover                   Its: Secretary

- -----------------------------------
Print Name:
           ------------------------


Signed and acknowledged
in the presence of:                           STERILE RECOVERIES, INC.,
                                              a Florida corporation



                                              /s/ J. T. Boosales
/s/ Kathleen Clover                           ---------------------------------
- -----------------------------------           By:  J. T. Boosales
Print Name:  Kathleen Clover                  Its: E. V. P.


- -----------------------------------
Print Name:
           ------------------------

                                                                      EXHIBIT A


                      Detroit facility, Westland, Michigan


      Lease dated March 30, 1992 between Walter D'Aloisio as Lessor and AMSCO Sterile Recoveries, Inc. as Lessee.

                      [AMSCO Sterile Recoveries, Inc.]


                                July 21, 1994


Mr.  Walter D'Aloisio
23158 Churches
Southfield, Michigan  48034

     Re:  Premises Located at 39120 Webb Drive, Westland, Michigan

Dear Mr. D'Aloisio:

     Reference is hereby made to that certain Lease Agreement, dated March 30, 1992, by and between Walter D'Aloisio as landlord ("Landlord"), and AMSCO Sterile Recoveries, Inc., a Delaware corporation ("Tenant"), as modified and amended by a Rider to the Agreement of Lease, by and between such parties, demising the captioned premises (as so modified, the "Lease").

     Please be advised that Tenant is negotiating for the sale of all or substantially all of its rights, properties and assets, specifically including the leasehold estate created by the Lease, to Sterile Recoveries, Inc., a newly-formed Florida corporation in which Tenant's former principal executives own a majority interest ("Buyer"). Buyer intends to continue the operation of the business formerly operated by Tenant, and in connection with the proposed transaction Tenant would intend to assign, and Buyer would intend to acquire, the leasehold interest and estate created by the Lease. The Lease provides, in pertinent part, that Tenant may not assign the Lease without Landlord's written consent, and expressly states that such consent shall not be unreasonably withheld or delayed.

     Tenant acknowledges that it would, if consent were to be granted to the assignment requested hereby, remain liable under the Lease after the effective date of any such assignment, in accordance with the terms of the Lease. Moreover, in view of the Buyer's experience in the actual operation of the business and the proposed continuation of the use of the premises which is expressly permitted by the terms of the Lease, we believe that neither the creditworthiness of the Tenant nor the use of the Premises would be affected in any adverse fashion by the proposed assignment of the Lease to Buyer. Accordingly, we formally request your consent, as Landlord, to the proposed assignment of the Lease to Buyer. We have, for your reference, attached hereto a proposed draft of the Assignment and Assumption Agreement pursuant to which Tenant and Buyer would propose to effect the assignment to which this request relates; please note that the Buyer would be obligated by the terms of such instrument, to assume and perform, as and when due, all of the obligations required to be performed by the originally named tenant under the Lease.
Please advise whether the enclosed form of Assignment and Assumption Agreement satisfies the requirement contained in the Lease for an instrument pursuant to which the Buyer would assume liability thereunder in connection with the proposed assignment.

     In connection with the financing which Buyer intends to use in connection with the aforementioned transaction, Buyer would propose to grant to Tenant a security interest in certain of the equipment and fixtures which would be owned by it and located at or in the Premises demised by the Lease. We would request that you subordinate any lien or security interest which you may have in such equipment or fixtures to the security interest which Buyer would furnish to Tenant, and have enclosed a form of Landlord's Waiver pursuant to which such subordination could be confirmed.

Price Pioneer Company, Ltd.
July 21, 1994
Page 2


     The parties' negotiations relating to the proposed transaction described above are, unfortunately, extremely time-sensitive. We must, therefore, request that you reply to the foregoing request as promptly as possible. If the foregoing assignment is acceptable to you, please so indicate by signing where indicated on this letter, and by returning the signed copy to the undersigned (c/o Charles A. Schliebs) by telecopy at 412-394-7959. A hard-copy counterpart of this request, together with an execution form of the Landlord's Waiver, will be provided to you by Federal Express, and we would request that you sign and return the Waiver promptly after your receipt of that package. Many thanks in advance for your cooperation on this matter. Please feel free to contact the undersigned if you should have any questions regarding this matter.

                                        AMSCO STERILE RECOVERIES, INC.



                                        By:  /s/ Anthony M. Lacerne
                                             ----------------------------------
                                             Anthony M. Lacerne



     The undersigned hereby consents to the assignment of the Lease by Tenant to Buyer.



/s/ Walter D'Aloisio
- ----------------------------------
Walter D'Aloisio

DETROIT FACILITY


                              LANDLORD'S WAIVER


     WHEREAS, WALTER D'ALOISIO, ("Landlord") is the owner of certain real estate located in Westland, Wayne County, Michigan, and more particularly described on Exhibit A, attached hereto and made a part hereof by this reference, a portion of which is presently leased to STERILE RECOVERIES, INC., a Florida corporation ("SRI"), as successor in interest to AMSCO Sterile Recoveries, Inc. as tenant pursuant to a lease more particularly described on Exhibit A-1 and made a part hereof by this reference (the "Lease"); and

     WHEREAS, SRI is issuing a Purchase Money Note in an original principal amount not to exceed $10,000,000 to AMSCO Sterile Recoveries, Inc., a Delaware corporation ("Lender") and in connection therewith SRI has offered to grant a security interest to Lender in certain general intangibles, accounts, equipment, fixtures and inventory (the "Collateral") including, without limitation, the Collateral listed on Exhibit B attached hereto and made a part hereof, and Lender is willing to make such loan only if the Landlord subordinates and waives as to Lender any claims, demands, or rights the Landlord may now have or hereafter acquire with respect to said Collateral.

     NOW, THEREFORE, the Landlord, intending legally to be bound hereby, agrees as follows:

     1. That any and all liens, claims, demands or rights, including, but not limited to the right to levy or distrain for unpaid rent which the Landlord now has or may hereafter acquire on or in any of the Collateral under or in respect of the Lease shall be subordinate and inferior to the liens and security interest of Lender, and the Landlord hereby specifically waives with respect to Lender, and its successor and assigns only all rights of levy, distraint or execution with respect to said Collateral.

     2. That the Collateral now or hereafter pledged to Lender or in which Lender has or is granted a security interest shall, at all times, be considered to be personal property and shall not constitute fixtures or become a part of the Premises, so long as any monies are owing to Lender by SRI. Lender may at all times enter upon the Premises or any other premises where said Collateral may be found and remove the same; provided said removal does not damage the premises and if said removal does cause damage, then Lender will fix and repair same.

     3. Lender may, without affecting the validity of this Waiver, extend the terms of payment of the indebtedness of SRI to the Lender or alter the performance of any of the terms and conditions of any security agreement without the consent of the Landlord and without giving notice thereof to the Landlord.

     4. This Agreement shall be construed and governed under the laws of Michigan.

     5. Landlord stipulates that the foregoing waiver and subordination is not intended to extend to any property which, in accordance with the laws of the State of Michigan, would properly be characterized as "fixtures" and part of the real property owned by Landlord.

     IN WITNESS WHEREOF, the undersigned executed this agreement as of the 26th day of July, 1994.


                                          /s/ Walter D'Aloisio
                                          -----------------------------------
                                          Walter D'Aloisio

                       EXHIBIT B TO LANDLORD'S WAIVER


     All of SRI's now owned or hereafter acquired inventory, meaning goods, merchandise and other personal property which are or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process, supplies or materials used or consumed in its business, including without limitation returned and repossessed goods, and all equipment, trade fixtures, other tangible personal property, furniture and vehicles, together with all accessions, parts, accessories and appurtenances thereto appertaining or attached or kept or used or intended to be used in connection therewith and all substitutions, renewals, improvements, replacements, additions, products and proceeds thereto.